BY-LAWS
                                       OF
                              ELIZABETH ARDEN, INC.


                                    ARTICLE I

                                     OFFICES

      Section 1. Registered Office. The registered office of Elizabeth Arden, Inc., a Florida Corporation (the "Corporation"), shall be located in Miami-Dade County or Broward County, Florida as determined by the Board of Directors of the Corporation (the "Board of Directors") .

      Section 2. Other Offices. The Corporation may also have offices at such other places, either within or without the State of Florida, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

      Section 1. Annual Meeting. A meeting of the shareholders shall be held each calendar year for the election of directors and for the transaction of any other proper business that may come before the meeting (the "Annual Meeting"). The Annual Meeting of the shareholders of the Corporation shall be held on such date and at such time and place as designated from time to time by the Board of Directors.

      Section 2. Special Meetings. Special Meetings of the shareholders shall be held when directed by the Chairman of the Board of Directors, or when requested in writing, provided such writing sets forth the purpose or purposes for such Special Meeting, by the holders of not less than ten (10%) percent of all the shares entitled to vote at such Special Meeting (the "Special Meeting").

      Section 3. Place of Meeting. The Board of Directors may designate any place, within or without the State of Florida, as the place of meeting for any Annual or Special Meeting of the Corporation's shareholders. If no designation is made, then the place of meeting shall be the Corporation's principal office.

      Section 4.  Notice of Meeting.
      (a) Except as provided in Chapter 607 of the Florida Business Corporation Act (the "Act"), written notice stating the date, time, and place, of each Annual and Special Meeting and, in the case of a Special Meeting, the purpose or purposes for which the Special Meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the meeting, either personally, by electronic means, by mail, or by other methods of delivery, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting to each shareholder of record entitled to vote at such meeting. If the notice is mailed at least thirty (30) days before the date of the meeting, it may be mailed by a class of United States mail other than first class. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at her, his, or its address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

      (b) A shareholder may waive any notice required by the Act, the Corporation's articles of incorporation (the "Articles"), or Bylaws before or after the date and time stated in the notice. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Neither the business to be transacted at nor the purpose of any regular or special meeting of the shareholders need be specified in any written waiver of notice unless so required by the Articles or by these Bylaws.

       (c) A shareholder's attendance at a meeting: (i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; or (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

      Section 5. Notice of Adjourned Meetings. When a meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time, or place is announced at the meeting before an adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If a new record date for the adjourned meeting is or must be fixed under applicable law, notice of the adjourned meeting shall be given as provided under Section 4 hereunder to persons who are shareholders as of the new record date who are entitled to notice of such meeting.

      Section 6. Fixing the Record Date. For purposes of fixing the record date for one or more voting groups in order to determine the shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote, or to take any other action, the Board of Directors may fix the record date, provided that such record date may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

      Section 7. Shareholders' List for Meeting. After fixing a record date for a meeting, the Corporation shall prepare an alphabetical list of the names of all of its shareholders who are entitled to notice of a shareholders' meeting, arranged by voting group with the address of, and the number and class and series, if any, of shares held by, each. The shareholders' list must be available for inspection by any shareholder for a period of ten (10) days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the Corporation's principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the Corporation's transfer agent or registrar. A shareholder or the shareholder's agent or attorney is entitled on written demand to inspect the list (subject to the requirements of the Act), during regular business hours and at the shareholder's expense, during the period it is available for inspection. The Corporation shall make the shareholder's list available at the meeting of the shareholders, and any shareholder or the shareholder's agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

      Section 8. Shareholder Quorum and Voting. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Except as otherwise provided in the Articles or by law, a majority of the votes entitled to be cast on the matter by the voting group, either in person or by proxy, shall constitute a quorum of that voting group for action on that matter, but in no event shall a quorum consist of less than one-third of the shares entitled to vote. The holders of a majority of the shares represented, and who would be entitled to vote at a meeting if a quorum were present, may adjourn such meeting from time to time. If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing such action, unless the Articles or applicable law requires a greater number of affirmative votes. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the meeting unless a new record date is or must be set for that adjourned meeting. Abstentions and "broker non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A "broker non-vote" occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Abstentions and, if applicable, broker non-votes, are not counted as votes "for" or "against" any proposals.

      Section 9.  Voting of Shares.
      (a) Except as otherwise provided in the Articles or under the Act, each outstanding share, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the bylaws of the corporate shareholder may prescribe or, in the absence of any applicable provision, by such person as the board of directors of the corporate shareholder may designate. In the absence of any such designation, or in case of conflicting designation by the corporate shareholder, the chairman of the board, the president, any vice president, the secretary, and the treasurer of the corporate shareholder, in that order, shall be presumed to be fully authorized to vote such shares.

      (b) Shares held by an administrator, executor, guardian, personal representative, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name or the name of his or her nominee.

      (c) Shares held by or under control of a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors may be voted by him or her without the transfer thereof into his or her name.

      (d) If the share or shares stand of record in the name of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting have the following effect: (a) if only one votes, in person or by proxy, his or her acts binds all; (b) if more than one vote, in person or by proxy, the act of the majority so voting binds all; (c) if more than one vote, in person or by proxy, but the vote is evenly split, on any particular matter, each faction is entitled to vote the share or shares in question proportionately; (d) if the instrument or order so filed shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes hereof shall be a majority or a vote evenly split in interest. The principles of this Section shall apply, insofar as possible, to execution of proxies, waivers, consents, or objections and for the purpose of ascertaining the presence of a quorum.

      Section 10. Proxies. A shareholder, other person entitled to vote on behalf of a shareholder pursuant to the Act, or attorney in fact for a shareholder may vote the shareholder's shares in person or by proxy. A shareholder, other person entitled to vote on behalf of a shareholder pursuant to the Act, or attorney in fact for a shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form or by electronic transmission. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. An appointment is valid for up to 11 months unless a longer period of time is expressly provided in the appointment. The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment. An appointment of a proxy is revocable by the shareholder unless the appointment form or electronic transmission conspicuously states that it is irrevocable and the appointment is coupled with an interest. If the appointment form expressly provides, any proxy holder may appoint, in writing, a substitute to act in his or her place.

      Section 11. Voting Trusts. One or more shareholders of this Corporation may create a voting trust, conferring on a trustee the right to vote or otherwise act for him or her or for them, by signing an agreement setting out the provisions of the trust (which may include anything consistent with its purpose) and transferring their shares to the trustee. When a voting trust agreement is signed, the trustee shall prepare a list of the names and addresses of all owners of beneficial interests in the trust, together with the number and class of shares each transferred to the trust, and deliver copies of the list and agreement to the Corporation's principal office. After filing a copy of the list and agreement in the Corporation's principal office, such copy shall be open to inspection by any shareholder of the Corporation (subject to the requirements of the Act), or any beneficiary of the trust under the agreement during business hours.

      Section 12. Notice of Shareholder Proposal. At an Annual Meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an Annual Meeting business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors,
(b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an Annual Meeting by a shareholder (other than the nomination of a person for election as a director, which is governed by Section 17 of Article III of the Bylaws), the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation (i) 90 days in advance of such meeting if such meeting is to be held on a day which is within 30 days of the anniversary of the previous year's Annual Meeting; or (ii) with respect to any other Annual Meeting of shareholders, a date which is no later than the close of business on the tenth day following the date of public disclosure of the date of such meeting. For purposes of this Section 13 of Article II of these Bylaws, public disclosure shall be deemed to include a disclosure made in a press release reported by the Dow Jones News Services, Associated Press or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission (the "Commission") pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the Annual Meeting (a) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any Annual Meeting except in accordance with the procedures set forth in this Section 13 of Article II. The chairman of the Annual Meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 13 of Article II, and if the chairman should so determine, the chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

      Section 13.  Action by Shareholders Without a Meeting.
      (a) Unless otherwise provided in the Articles, action required or permitted under applicable law to be taken at an Annual or Special Meeting of shareholders may be taken without a meeting, without prior notice, and without a vote if the action is taken by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted. In order to be effective the action must be evidenced by one or more written consents describing the action taken, dated and signed by approving shareholders having the requisite number of votes of each voting group entitled to vote thereon, and delivered to the Corporation by delivery to its principal office in the State of Florida, its principal place of business, the corporate Secretary, or another officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. No written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date of the earliest dated consent delivered in the manner required by this Section, written consents signed by the number of holders required to take action are delivered to the Corporation by delivery as set forth in this Section.

      (b) Any written consent may be revoked prior to the date that the Corporation receives the required number of consents to authorize the proposed action. No revocation is effective unless in writing and until received by the Corporation at its principal office or received by the corporate Secretary or other officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded.

      (c) Within 10 days after obtaining such authorization by written consent, notice must be given to those shareholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action and, if the action be such for which dissenters' rights are provided under applicable law, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of the Act regarding the rights of dissenting shareholders.

      (d) A consent signed under this Section has the effect of a meeting vote and may be described as such in any document.

      (e) Whenever action is taken pursuant to this Section, the written consent of the shareholders consenting thereto or the written reports of inspectors appointed to tabulate such consents shall be filed with the minutes of proceedings of shareholders.

                                  ARTICLE III

                               BOARD OF DIRECTORS

      Section 1. Function. Subject to any limitation set forth in the Articles or pursuant to a shareholders' agreement authorized under the Act, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

      Section 2. Qualification of Directors. Directors must be natural persons who are 18 years of age or older but need not be residents of the State of Florida or shareholders of the Corporation unless the Articles or Bylaws so require.

      Section 3. Compensation of Directors. Unless the Articles or Bylaws provide otherwise, the Board of Directors may fix the compensation of directors.

      Section 4.  Duties of Directors.
      (a) A director shall discharge his or her duties as a director, including his or her duties as a member of a committee: (i) in good faith;
(ii) with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and (iii) in a manner he or she reasonably believes to be in the best interests of the Corporation.

      (b) In discharging his or her duties, a director is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by: (i) one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented; (ii) legal counsel, public accountants, or other persons as to matters the director reasonably believes are within the persons' professional or expert competence; or (iii) a committee of the Board of Directors of which he or she is not a member if the director reasonably believes the committee merits confidence.

      (c) In discharging his or her duties, a director may consider such factors as the director deems relevant, including the long-term prospects and interests of the Corporation and its shareholders, and the social, economic, legal, or other effects of any action on the employees, suppliers, customers of the Corporation or its subsidiaries, the communities and society in which the Corporation or its subsidiaries operate, and the economy of the state and the nation.

      Section 5. Presumption of Assent. A director of the Corporation who is present at a meeting of its Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless the director objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting specified business at the meeting; or votes against or abstains from the action taken.

      Section 6. Number of Directors. The number of directors of the Corporation shall be fixed from time to time, within the limits specified by the Articles , by resolution of the Board of Directors; provided, however, no director's term shall be shortened by reason of a resolution reducing the number of directors.

      Section 7. Election and Term. The terms of the initial directors of a Corporation expire at the first shareholders' meeting at which directors are elected. The terms of all other directors expire at the next Annual Meeting of shareholders' following their election unless the terms are staggered under the Act. Despite the expiration of a director's term, the director continues to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors.

      Section 8. Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, or by the shareholders, unless the Articles provide otherwise. The term of a director elected to fill a vacancy expires at the next shareholders' meeting at which directors are elected.

      Section 9. Removal of Directors. The shareholders may remove one or more directors with or without cause unless the articles of incorporation provide that directors may be removed only for cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him or her. If cumulative voting is authorized, a director may not be removed if the number of votes sufficient to elect the director under cumulative voting is voted against his or her removal. If cumulative voting is not authorized, a director may be removed only if the number of votes cast to remove the director exceeds the number of votes cast not to remove him or her. A director may be removed by the shareholders at a meeting of shareholders, provided the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director.

      Section 10. Quorum and Voting. A quorum of the Board of Directors consists of a majority of the directors. The articles of incorporation may authorize a quorum of a Board of Directors to consist of less than a majority but no fewer than one-third of the prescribed number of directors determined under the articles of incorporation or the Bylaws. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors unless the articles of incorporation or Bylaws require the vote of a greater number of directors.

      Section 11. Director Conflicts of Interest. No contract or other transaction between the Corporation and one or more of its directors or any other Corporation, firm, association or entity in which one or more of the directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or her or their votes are counted for such purpose, if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board of Directors, a committee or the shareholders.

      Section 12. Executive and Other Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution or in the articles of incorporation of the Corporation, shall have and may exercise all the authority of the Board of Directors, except that no committee shall have the authority to: (a) approve or recommend to shareholders actions or proposals required by law to be approved by shareholders; (b) fill vacancies on the Board of Directors or any committee thereof; (c) adopt, amend, or repeal the Bylaws; (d) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; or (e) authorize or approve the issuance or sale of, or any contract to issue or sell, shares or authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences and limitations of a voting group except that the Board of Directors may authorize a committee (or a senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board of Directors. Each committee must have two or more members who serve at the pleasure of the Board of Directors. The Board of Directors, by resolution adopted in accordance herewith, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.

      Section 13. Place of Meetings. Regular and Special Meetings by the Board of Directors may be held within or without the State of Florida.

      Section 14.  Time, Notice and Call of Meetings.
      (a) The Board of Directors may, at any time and from time to time, provide by resolution or otherwise the time and place, either within or without the State of Florida, for the holding of the regular or special meetings of the Board of Directors. Unless the Articles provide otherwise, regular meetings of the Board of Directors may be held without notice at such times as the Board of Directors may fix. Unless the articles or incorporation provide for a longer or shorter period, special meetings of the Board of Directors must be preceded by at least two (2) days' notice of the date, time, and place of the meeting. Unless required by the articles of incorporation, the notice need not describe the purpose of the special meeting.

      (b) Notice of the meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all obligations to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened. A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors. Meetings of the Board of Directors may be called by the Chairman of the Board or by the President of the Corporation, or by any two directors.

      (c) Members of the Board of Directors may participate in a meeting of such Board of Directors by means of telephonic or other electronic communication by which all persons participating in the meeting may simultaneously hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

      Section 15. Action Without a Meeting. Unless the Articles provide otherwise, any action required or permitted to be taken at a Board of Directors' meeting or committee meeting may be taken without a meeting if the action is taken by all of the members of the Board of Directors or of the committee. The action must be evidenced by one or more written consents describing the action taken and signed by each director or committee member.

      Section 16. Eligibility to Make Nominations. Nominations of candidates for election as directors at any Annual Meeting or Special Meeting of shareholders called for election of directors (an "Election Meeting") may be made (1) by any shareholder entitled to vote at such Election Meeting only in accordance with the procedures established by Section 17 of this Article III, or (2) by the Board of Directors. In order to be eligible for election as a director, any director nominee must first be nominated in accordance with the provisions of these Bylaws.

      Section 17. Procedure for Nominations by Shareholders. Any shareholder entitled to vote for the election of a director at an Election Meeting may nominate one or more persons for such election only if written notice of such shareholder's intent to make such nomination is delivered to or mailed and received by the Secretary of the Corporation. Such notice must be received by the Secretary not later than the following dates: (1) with respect to an Annual Meeting of shareholders, 90 days in advance of such meeting if such meeting is to be held on a day which is within 30 days of the anniversary of the previous year's Annual Meeting; or (2) with respect to any other Annual Meeting of shareholders or a special meeting of shareholders, the close of business on the tenth day following the date of public disclosure of the date of such meeting. For purposes of this Section 17 of
Article III of these Bylaws, public disclosure shall be deemed to include a disclosure made in a press release reported by the Dow Jones News Services, Associated Press or a comparable national news service or in a document filed with the Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act. The written notice shall set forth: (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Corporation which are beneficially owned by each such nominee, and (iv) such other information concerning each such nominee as would be required, under the rules of the Commission in a proxy statement soliciting proxies for the election of such nominee as a director. Such notice shall include a signed consent of each such nominee to serve as a director of the Corporation, if elected.

      Section 18. Compliance with Procedures. If the Chairman of the Election Meeting determines that a nomination of any candidate for election as a director was not made in accordance with the applicable provisions of these Bylaws, such nomination shall be void.

                                   ARTICLE IV

                                    OFFICERS

      Section 1. Officers. The officers of this Corporation shall consist of a Chairman of the Board, President, one or more Vice Presidents, Secretary and Treasurer, and such other officers as may be deemed necessary, and as shall be approved by or under the authority of the Board of Directors. Any two or more offices may be held by the same person. Each officer shall hold office until a successor has been duly appointed and qualified, or until an earlier resignation, removal from office, or death.

      Section 2. Duties of Officers. The officers of this Corporation shall have the following duties, or to the extent consistent with the Bylaws, the duties prescribed by the Board of Directors or by direction of any officer authorized by the Bylaws or the Board of Directors to prescribe the duties of other officers:

      (a) The Chairman of the Board of the Corporation shall serve as the chairman of the Board of Directors, shall preside at all meetings of directors and shareholders, and may be the chief executive officer of the Corporation, unless otherwise prescribed by the Board of Directors. He shall perform such other duties, and exercise such powers, as from time to time shall be prescribed by these Bylaws or by the Board of Directors.

      (b) The chief executive officer, subject to the control of the Board of Directors and in conjunction with the President, shall have general and active management of the business of the Corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect and shall have such powers and perform such duties as may be prescribed by the Board of Directors. In the absence of the Chairman of the Board or in the event the Board of Directors shall not have designated a Chairman of the Board, the chief executive officer shall preside at meetings of the shareholders and the directors.

      (c) The President, subject to the control of the Board of Directors and in conjunction with the chief executive officer, shall have general and active management of the business of the Corporation and shall have such powers and perform such duties as may be prescribed by the Board of Directors. In the absence, unavailability or inability of the Chairman of the Board and the chief executive officer, or in the event the Board of Directors shall not have designated a Chairman of the Board and a chief executive officer shall not have been elected, the President shall preside at meetings of the shareholders and the Board of Directors and shall also serve as the vice-chairman of any executive committee.

      (d) The Vice Presidents, if one or more is elected or appointed, shall have all of the duties normally performed by the President when the President is unable or unavailable to act, by order of seniority. Otherwise, the Vice President's duties shall be subject to the direction of the Chairman of the Board, the President and the Board of Directors.

      (e) The Secretary shall have custody of, and maintain, all of the corporate records, except the financial records; shall record the minutes of all meetings of the Shareholders and Board of Directors, send all notices of meetings out, and perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board or the President.

      (f) The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the Annual Meetings of shareholders and whenever else required by the Board of Directors, the Chairman of the Board or the President, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board or the President.

      (g) Each and every other officer of the Corporation shall possess, and may exercise, such power and authority, and shall perform such duties, as may form time to time be assigned to him or to her by the Board of Directors, the officer appointing him or her, and such officer or officers who may from time to time be designated by the Board of Directors to exercise supervisory authority.

      Section 3. Removal of Officers. The Board of Directors may remove any officer at any time with or without cause.


                                   ARTICLE V

                               STOCK CERTIFICATES

      Section 1.  Certificates for Shares.
      (a) Unless the Articles provide otherwise, the Board of Directors shall determine whether shares of the Corporation shall be uncertificated or certificated. If certificated shares are issued, certificates representing shares in the Corporation shall be signed (either manually or by facsimile) by the Chairman of the Board of Directors, President or Vice President, and by the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. A certificate that has been signed by an officer or officers who later ceases to be such officer shall be valid. Each certificate representing shares shall state upon the face thereof the name of the Corporation; that the Corporation is organized under the laws of the State of Florida; the name of the person or persons to whom issued; the number and class of shares, and the designation of the series, if any, which such certificate represents. If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder a full statement of this information on request and without charge.

      (b) Every certificate representing shares that are restricted as to the sale, disposition, or transfer of such shares shall also indicate that such shares are restricted as to transfer, and there shall be set forth or fairly summarized upon the certificate, or the certificate shall indicate that the Corporation will furnish to any shareholder upon request and without charge, a full statement of such restrictions. If the Corporation issues any shares that are not registered under the Securities Act of 1933, as amended, or not registered or qualified under the applicable state securities laws, the transfer of any such shares shall be restricted as required by law and subject to such limitations or restrictions as approved by the Board of Directors.

      Section 2. Transfer of Shares. Transfers of shares of stock of the Corporation shall be made only on the stock transfer books of the Corporation, and only after the surrender to the Corporation of the certificates representing such shares. Except as provided under applicable law, the person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person, whether or not it shall have express or other notice thereof.

      Section 3. Lost, Stolen, or Destroyed Certificates. The Corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate: (a) certifies in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issue of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) at the discretion of the Board of Directors, gives bond in such form as the Corporation may direct, or otherwise indemnifies the Corporation, the transfer agent, and registrar against any claim that may be made on account of the alleged loss, destruction, or theft of a certificate; and (d) satisfies any other reasonable requirements imposed by the Corporation.

      Section 4. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Florida.

      Section 5. Redemption of Control Shares. Except as otherwise provided by the Act, if a person acquiring control shares of the Corporation does not file an acquiring person statement with the Corporation, the Corporation may, at the discretion of the Board of Directors, redeem the control shares at the fair value thereof at any time during the 60-day period after the last acquisition of such control shares. If a person acquiring control shares of the Corporation files an acquiring person statement with the Corporation, the control shares may be redeemed by the Corporation, at the discretion of the Board of Directors, only if such shares are not accorded full voting rights by the shareholders as provided by law.

                                   ARTICLE VI

                               GENERAL PROVISIONS

      Section 1. Books and Records. This Corporation shall maintain accurate accounting records, and shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation. The Corporation or its agent shall maintain a record of its shareholders in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and series of shares held by each. The records shall be maintained in written form or in any other form capable of being converted into written form within a reasonable time.

      Section 2. Dividends. The Board of Directors of the Corporation may, from time to time, declare and the Corporation may pay dividends on its shares in cash, property or its own shares, to the full extent permitted by law.

      Section 3. Corporate Seal. The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, and the year and the state of incorporation; it may be any of a facsimile, engraved, printed or impression seal.

      Section 4. Fiscal Year. The fiscal year of the Corporation shall end on June 30 of each year, unless otherwise fixed by resolution of the Board of Directors.

      Section 5. Amendment. The Corporation's Board of Directors may amend or repeal the Corporation's Bylaws unless: (a) the Articles or the Act reserves the power to amend the Bylaws generally or a particular bylaw provision exclusively to the shareholders; or (b) the shareholders, in amending or repealing the Bylaws generally or a particular bylaw provision, provide expressly that the Board of Directors may not amend or repeal the Bylaws or that Bylaw provision. A Corporation's shareholders may also amend or repeal the Corporation's Bylaws even though the Bylaws may be amended or repealed by its Board of Directors.

Amended and Restated effective August 5, 2004.